Exhibit 99.1

2941 Fairview Park Drive
Suite 100
Falls Church, VA 22042-4513 www.generaldynamics.com	News

July 23, 2014

Contact: Lucy Ryan

Tel: 703 876 3631

lryan@generaldynamics.com

General Dynamics Reports Second-Quarter 2014 Results

•	Diluted EPS from continuing operations rises 3.9 percent over second-quarter 2013

•	Company-wide operating margins increase to 12.7 percent

•	Total backlog rises to $71.1 billion, 27 percent over first-quarter 2014

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2014 second-quarter earnings from continuing operations of $646 million, or $1.88 per share on a diluted basis, compared to second-quarter earnings from continuing operations in 2013 of $640 million, or $1.81 per diluted share. Second-quarter 2014 revenues were $7.5 billion.

There is a charge in the quarter of $105 million in discontinued operations for the sale of a business within Combat Systems, which results in net earnings for the second quarter of $541 million, or $1.58 fully diluted earnings per share.

Margins

Company-wide operating margins for the second quarter of 2014 were 12.7 percent, a 40 basis-point improvement when compared to 12.3 percent in second-quarter 2013.

Cash

Net cash provided by operating activities in the quarter totaled $866 million. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $791 million in second-quarter 2014, or 122 percent of earnings from continuing operations.

Capital Deployment

The company repurchased 10.7 million outstanding shares in the second quarter, for $1.2 billion. Year-to-date, the company has repurchased 25 million outstanding shares, for $2.7 billion.

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Backlog

Total backlog at the end of second-quarter 2014 was $71.1 billion. Estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $28.4 billion. At the end of the quarter, total potential contract value, the sum of all backlog components, was $99.5 billion.

Orders in the Aerospace group were strong in the quarter, including healthy activity across the group’s portfolio. Additional significant awards received include a $17.8 billion multi-year contract from the U.S. Navy for the construction of 10 additional Virginia-class submarines, $645 million for support on the Canadian Maritime Helicopter Project, $425 million from the Centers for Medicare & Medicaid Services for contact-center services, $290 million from the U.S. Army for the production of 93 Stryker double-V-hulled vehicles and contractor logistics support, and $125 million for the construction of an additional product carrier from an affiliate of American Petroleum Tankers.

“General Dynamics’ strong second quarter performance reflects our continued focus on program execution and operational improvements,” said Phebe N. Novakovic, chairman and chief executive officer. “We have a solid building block for the future with an increased defense backlog and robust order activity across the portfolio of Gulfstream business jets.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 89,600 people worldwide. The company is a market leader in business aviation; combat vehicles, weapons systems and munitions; shipbuilding; and communication and information technology systems and solutions. More information about the company is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

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All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter securities analyst conference call, scheduled for 9 a.m. EDT on Wednesday, July 23, 2014. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. EDT on July 23 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 66081812. The phone replay will be available from 12 p.m. July 23 through July 30, 2014.

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EXHIBIT A

CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2013	2014	$	%
Revenues	$7,834	$7,474	$(360)	(4.6)%
Operating costs and expenses	6,873	6,525	348

Operating earnings	961	949	(12)	(1.2)%
Interest, net	(18)	(24)	(6)

Earnings before income taxes	943	925	(18)	(1.9)%
Provision for income taxes	303	279	24

Earnings from continuing operations	$640	$646	$6	0.9%

Discontinued operations, net of tax	—	(105)	(105)

Net earnings	$640	$541	$(99)	(15.5)%

Earnings per share—basic
Continuing operations	$1.82	$1.92	$0.10	5.5%
Discontinued operations	$—	$(0.31)	$(0.31)

Earnings per share—basic	$1.82	$1.61	$(0.21)	(11.5)%

Basic weighted average shares outstanding	351.1	336.7

Earnings per share—diluted
Continuing operations	$1.81	$1.88	$0.07	3.9%
Discontinued operations	$—	$(0.30)	$(0.30)

Earnings per share—diluted	$1.81	$1.58	$(0.23)	(12.7)%

Diluted weighted average shares outstanding	352.9	342.8

Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT B

CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2013	2014	$	%
Revenues	$15,148	$14,739	$(409)	(2.7)%
Operating costs and expenses	13,344	12,916	428

Operating earnings	1,804	1,823	19	1.1%
Interest, net	(41)	(46)	(5)
Other, net	—	1	1

Earnings before income taxes	1,763	1,778	15	0.9%
Provision for income taxes	553	536	17

Earnings from continuing operations	$1,210	$1,242	$32	2.6%

Discontinued operations, net of tax	1	(106)	(107)

Net earnings	$1,211	$1,136	$(75)	(6.2)%

Earnings per share—basic
Continuing operations	$3.45	$3.66	$0.21	6.1%
Discontinued operations	$—	$(0.31)	$(0.31)

Net earnings	$3.45	$3.35	$(0.10)	(2.9)%

Basic weighted average shares outstanding	351.5	339.5

Earnings per share—diluted
Continuing operations	$3.43	$3.60	$0.17	5.0%
Discontinued operations	$—	$(0.31)	$(0.31)

Net earnings	$3.43	$3.29	$(0.14)	(4.1)%

Diluted weighted average shares outstanding	353.2	345.4

Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter		Variance
	2013	2014	$	%
Revenues:
Aerospace	$2,053	$1,995	$(58)	(2.8)%
Combat Systems	1,472	1,465	(7)	(0.5)%
Marine Systems	1,759	1,851	92	5.2%
Information Systems and Technology	2,550	2,163	(387)	(15.2)%

Total	$7,834	$7,474	$(360)	(4.6)%

Operating earnings:
Aerospace	$389	$384	$(5)	(1.3)%
Combat Systems	219	220	1	0.5%
Marine Systems	178	174	(4)	(2.2)%
Information Systems and Technology	198	188	(10)	(5.1)%
Corporate	(23)	(17)	6	26.1%

Total	$961	$949	$(12)	(1.2)%

Operating margins:
Aerospace	18.9%	19.2%
Combat Systems	14.9%	15.0%
Marine Systems	10.1%	9.4%
Information Systems and Technology	7.8%	8.7%
Total	12.3%	12.7%

Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months		Variance
	2013	2014	$	%
Revenues:
Aerospace	$3,831	$4,120	$289	7.5%
Combat Systems	2,935	2,723	(212)	(7.2)%
Marine Systems	3,385	3,452	67	2.0%
Information Systems and Technology	4,997	4,444	(553)	(11.1)%

Total	$15,148	$14,739	$(409)	(2.7)%

Operating earnings:
Aerospace	$699	$788	$89	12.7%
Combat Systems	430	359	(71)	(16.5)%
Marine Systems	337	340	3	0.9%
Information Systems and Technology	383	371	(12)	(3.1)%
Corporate	(45)	(35)	10	22.2%

Total	$1,804	$1,823	$19	1.1%

Operating margins:
Aerospace	18.2%	19.1%
Combat Systems	14.7%	13.2%
Marine Systems	10.0%	9.8%
Information Systems and Technology	7.7%	8.3%
Total	11.9%	12.4%

Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT E

CONSOLIDATED BALANCE SHEETS - (UNAUDITED)

DOLLARS IN MILLIONS

	December 31, 2013	June 29, 2014
ASSETS
Current assets:
Cash and equivalents	$5,301	$3,841
Accounts receivable	4,370	4,474
Contracts in process	4,780	4,934
Inventories	2,890	3,158
Other current assets	821	776

Total current assets	18,162	17,183

Noncurrent assets:
Property, plant and equipment, net	3,359	3,327
Intangible assets, net	1,044	983
Goodwill	11,932	11,927
Other assets	997	912

Total noncurrent assets	17,332	17,149

Total assets	$35,494	$34,332

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1	$501
Accounts payable	2,216	2,486
Customer advances and deposits	6,584	6,694
Other current liabilities	3,458	3,541

Total current liabilities	12,259	13,222

Noncurrent liabilities:
Long-term debt	3,908	3,409
Other liabilities	4,826	4,582

Total noncurrent liabilities	8,734	7,991

Shareholders’ equity:
Common stock	482	482
Surplus	2,226	2,415
Retained earnings	19,428	20,142
Treasury stock	(6,450)	(8,816)
Accumulated other comprehensive loss	(1,185)	(1,104)

Total shareholders’ equity	14,501	13,119

Total liabilities and shareholders’ equity	$35,494	$34,332

Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT F

CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months Ended
	June 30, 2013	June 29, 2014
Cash flows from operating activities—continuing operations:
Net earnings	$1,211	$1,136
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	186	191
Amortization of intangible assets	79	61
Stock-based compensation expense	61	64
Excess tax benefit from stock-based compensation	(16)	(54)
Deferred income tax provision	47	64
Discontinued operations, net of tax	(1)	106
Increase in assets, net of effects of business acquisitions:
Accounts receivable	(102)	(104)
Contracts in process	(125)	(130)
Inventories	(161)	(278)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(10)	270
Customer advances and deposits	(54)	25
Income taxes payable	50	188
Other current liabilities	(149)	(81)
Other, net	71	(164)

Net cash provided by operating activities	1,087	1,294

Cash flows from investing activities—continuing operations:
Capital expenditures	(165)	(162)
Other, net	4	17

Net cash used by investing activities	(161)	(145)

Cash flows from financing activities—continuing operations:
Purchases of common stock	(485)	(2,691)
Proceeds from option exercises	212	415
Dividends paid	(198)	(411)
Excess tax benefit from stock-based compensation	16	54

Net cash used by financing activities	(455)	(2,633)

Net cash (used) provided by discontinued operations	(10)	24

Net increase (decrease) in cash and equivalents	461	(1,460)
Cash and equivalents at beginning of period	3,296	5,301

Cash and equivalents at end of period	$3,757	$3,841

Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Second Quarter 2013		Second Quarter 2014
Other Financial Information(g):
Debt-to-equity (a)	33.2%		29.8%
Debt-to-capital (b)	24.9%		23.0%
Book value per share (c)	$33.60		$39.24
Total taxes paid	$442		$214
Company-sponsored research and development (d)	$77		$98
Employment	90,100		89,600
Sales per employee (e)	$339,500		$327,100
Shares outstanding	349,867,839		334,315,950

Non-GAAP Financial Measures(g):

	Quarter	Year-to-date	Quarter	Year-to-date
Free cash flow from operations:
Net cash provided by operating activities	$582	$1,087	$866	$1,294
Capital expenditures	(92)	(165)	(75)	(162)

Free cash flow from operations (f)	$490	$922	$791	$1,132

(a)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(b)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(c)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(d)	Includes independent research and development and Gulfstream product-development costs.
(e)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.
(f)	We believe free cash flow from operations is a measurement that is useful to investors because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(g)	Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT H

BACKLOG - (UNAUDITED)

DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Second Quarter 2014
Aerospace	$12,556	$172	$12,728	$1,920	$14,648
Combat Systems	15,363	852	16,215	8,074	24,289
Marine Systems	15,458	17,747	33,205	1,938	35,143
Information Systems and Technology	7,343	1,602	8,945	16,477	25,422

Total	$50,720	$20,373	$71,093	$28,409	$99,502

First Quarter 2014
Aerospace	$12,747	$199	$12,946	$2,000	$14,946
Combat Systems	15,870	885	16,755	8,143	24,898
Marine Systems	12,447	5,248	17,695	2,046	19,741
Information Systems and Technology	7,134	1,343	8,477	16,494	24,971

Total	$48,198	$7,675	$55,873	$28,683	$84,556

Second Quarter 2013
Aerospace	$14,480	$183	$14,663	$—	$14,663
Combat Systems	5,790	1,129	6,919	3,025	9,944
Marine Systems	12,771	5,149	17,920	3,900	21,820
Information Systems and Technology	7,943	1,856	9,799	20,788	30,587

Total	$40,984	$8,317	$49,301	$27,713	$77,014

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers, as applicable. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT H-1

BACKLOG AND ESTIMATED CONTRACT VALUE - UNAUDITED

DOLLARS IN MILLIONS

Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT I

SECOND QUARTER 2014 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant orders during the second quarter of 2014:

Combat Systems

•	$290 from the U.S. Army under the Stryker wheeled armored vehicle program for the production of 93 double-V-hulled vehicles and for contractor logistics support.

•	$50 from the U.S. Marine Corps for production of seven light armored vehicle (LAV) upgrade kits, testing and customer support.

Marine Systems

•

$17.8 billion from the U.S. Navy for the construction of 10 Virginia-class submarines under the multi-year Block IV contract, including $1.2 billion that was previously recognized as orders for long-lead material.

•	$125 for the construction of a Jones Act product carrier from an affiliate of American Petroleum Tankers.

•	$85 from the Navy for design work, including advanced nuclear plant studies, for the next-generation ballistic-missile submarine.

•	$65 from the Navy for long-lead material for the fourth Mobile Landing Platform (MLP), configured as an Afloat Forward Staging Base (AFSB).

Information Systems and Technology

•	$645 to extend the period of performance for support on the Canadian Maritime Helicopter Project (MHP).

•	$425 from the Centers for Medicare & Medicaid Services (CMS) for contact-center services.

•	$105 from the Navy for the procurement of material to support production of guidance and missile hardware.

•	$80 from the Army under the Warfighter Information Network-Tactical (WIN-T) program for equipment and support services.

•	$75 to provide design and support services on the U.S. Air Force’s Space Fence program.

•	$70 from the Army for ruggedized computing equipment under the Common Hardware Systems-4 (CHS-4) program.

•	$60 from the U.K. Ministry of Defence for tactical communication systems spares and services.

•

An indefinite delivery, indefinite quantity (IDIQ) contract from the Department of Homeland Security (DHS) to enhance mission effectiveness and create economies of scale through enhanced integration and consolidation. The program has a maximum potential value of $700 over seven years.

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EXHIBIT J

AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Second Quarter		Six Months
	2013	2014	2013	2014
Gulfstream Green Deliveries (units):
Large-cabin aircraft	30	26	55	55
Mid-cabin aircraft	5	7	10	13

Total	35	33	65	68

Gulfstream Outfitted Deliveries (units):
Large-cabin aircraft	30	26	55	59
Mid-cabin aircraft	6	12	10	18

Total	36	38	65	77

Pre-owned Deliveries (units):	3	—	5	—

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